As filed with the Securities and Exchange Commission on March 19, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

YELP INC.

(Exact name of Registrant as specified in its charter)

Delaware	20-1854266
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

706 Mission Street

San Francisco, California 94103

(415) 908-3801

(Address of principal executive offices) (Zip code)

2005 Equity Incentive Plan

2011 Equity Incentive Plan

2012 Equity Incentive Plan

2012 Employee Stock Purchase Plan

(Full title of the plan)

Rob Krolik

Chief Financial Officer

Yelp Inc.

706 Mission Street

San Francisco, California 94103

(415) 908-3801

(Name and address of agent for service) (Telephone number, including area code, of agent for service)

Copies to:

Kenneth L. Guernsey	Laurence Wilson
Craig D. Jacoby	General Counsel
David G. Peinsipp	Yelp Inc.
Cooley LLP	706 Mission Street
101 California Street, 5th Floor	San Francisco, California 94103
San Francisco, California 94111	(415) 908-3801
(415) 693-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Class A Common Stock, par value $0.000001 per share
— 2012 Equity Incentive Plan	3,722,239(2)(3)	$22.78(10)	$ 84,792,604.42	$ 9,717.23
— 2012 Employee Stock Purchase Plan	1,050,000(4)(5)	$22.78(10)	$ 23,919,000.00	$ 2,741.12
— 2011 Equity Incentive Plan	1,719,274(6)	$ —(11)	$ —	$ —
— 2005 Equity Incentive Plan (which was amended and restated by the 2011 Equity Incentive Plan)	8,034,144(7)	$ —(11)	$ —	$ —
Class B Common Stock, par value $0.000001 per share
— 2011 Equity Incentive Plan	1,719,274(8)	$ 5.95(12)	$ 10,229,680.30	$ 1,172.32
— 2005 Equity Incentive Plan (which was amended and restated by the 2011 Equity Incentive Plan)	8,034,144(9)	$ 5.95(12)	$ 47,803,156.80	$ 5,478.24
Total	24,279,075		$166,744,441.52	$19,108.91

(1)	Pursuant to Rule 416(a) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional shares of Registrant’s Common Stock that become issuable under the plans set forth herein by reason of any stock dividend, stock split, recapitalization, or other similar transaction effected without receipt of consideration that increases the number of outstanding shares of Registrant’s Common Stock.
(2)	Shares of Class A common stock reserved for issuance under the Registrant’s 2012 Equity Incentive Plan (the “2012 Plan”) consist of (a) 3,575,500 shares of Class A common stock reserved for future issuance under the 2012 Plan plus (b) shares of Class A common stock previously reserved but unissued under the Registrant’s 2011 Equity Incentive Plan (the “2011 Plan”) and the Registrant’s 2005 Equity Incentive Plan (the “2005 Plan”)(which was amended and restated by the 2011 Plan) that are now available for future issuance under the 2012 Plan. Pursuant to the terms of the 2012 Plan, any shares subject to outstanding awards originally granted under the 2011 Plan (or the 2005 Plan prior to its amendment and restatement by the 2011 Plan), that expire, lapse or terminate, or are forfeited, for any reason prior to exercise or settlement shall become available for issuance pursuant to share awards granted under the 2012 Plan, subject to certain limitations.
(3)

The number of shares reserved for issuance under the 2012 Plan will automatically increase on January 1st each year, starting on January 1, 2013 and continuing through January 1, 2022, by the lesser of (i) four percent (4%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the immediately preceding calendar year, and (ii) a number determined by the Registrant’s board of directors.

(4)	Represents shares of Class A common stock reserved for future issuance under the Registrant’s 2012 Employee Stock Purchase Plan (the “2012 ESPP”).
(5)

The number of shares reserved for issuance under the 2012 ESPP will automatically increase on January 1st each year, starting on January 1, 2013 and continuing through January 1, 2022, by the lowest of (i) two percent (2%) of the total number of shares of the Registrant’s capital stock outstanding on December 31st of the preceding calendar year, (ii) 5,000,000 shares of Common Stock, or (iii) a number determined by the Registrant’s board of directors.

(6)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2011 Plan as of the date of this Registration Statement. See footnote 2 above.
(7)	Represents Class A common stock issuable upon conversion of Class B common stock underlying options outstanding under the 2005 Plan as of the date of this Registration Statement. See footnote 2 above.
(8)	Represents shares of Class B common stock reserved for issuance pursuant to stock awards outstanding under the 2011 Plan as of the date of this Registration Statement. Any such shares of Class B common stock that are subject to stock awards under the 2011 Plan that expire, are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2011 Plan will be available for issuance as Class A common stock under the 2012 Plan. See footnote 2 above.
(9)	Represents shares of Class B common stock reserved for issuance pursuant to stock awards outstanding under the 2005 Plan as of the date of this Registration Statement. Any such shares of Class B common stock that are subject to stock awards under the 2005 Plan that expire, are forfeited or lapse unexercised and would otherwise have been returned to the share reserve under the 2005 Plan will be available for issuance as Class A common stock under the 2012 Plan. See footnote 2 above.
(10)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of $22.78, the average of the high and low prices of the Registrant’s Class A common stock as reported on the New York Stock Exchange on March 14, 2012.
(11)	Pursuant to Rule 457(i), there is no fee associated with the registration of shares of Class A common stock issuable upon conversion of shares of any Class B common stock (a convertible security) being registered under this Registration Statement because no additional consideration will be received in connection with the conversion of shares of Class B common stock.
(12)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee on the basis of the weighted-average exercise price for outstanding options granted pursuant to the 2011 Plan and 2005 Plan.

PART II

ITEM 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents filed by Yelp Inc. (the “Registrant”) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

(a) The Registrant’s prospectus filed on March 2, 2012 pursuant to Rule 424(b) under the Securities Act relating to the Registration Statement on Form S-1 (File No. 333-178030), which contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The description of the Registrant’s Class A Common Stock which is contained in a registration statement on Form 8-A filed on February 27, 2012 (File No. 001-35444) under the Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(c) All other reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents.

ITEM 4.	DESCRIPTION OF SECURITIES

See the description of the Registrant’s Class A and Class B common stock contained in the Registration Statement on Form S-1 (File No. 333-178030).

ITEM 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable

ITEM 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act. The Registrant’s amended and restated certificate of incorporation and bylaws provide that the Registrant will indemnify their directors and officers, and may indemnify their employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law. However, Delaware law prohibits Registrant’s amended and restated certificate of incorporation from limiting the liability of our directors for the following:

•	any breach of the director’s duty of loyalty to us or to our stockholders;

•	acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	unlawful payment of dividends or unlawful stock repurchases or redemptions; and

•	any transaction from which the director derived an improper personal benefit.

The Registrant has entered into indemnification agreements with each of its current directors, officers and some employees. These agreements provide for the indemnification of such persons for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

The Registrant may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Registrant or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Registrant would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The Registrant has obtained director and officer liability insurance to cover liabilities directors and officers may incur in connection with their services to the Registrant.

ITEM 7.	EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.	EXHIBITS

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Yelp Inc.

3.2(2)	Amended and Restated Bylaws of Yelp Inc.

4.1(3)	Form of Yelp Inc.’s Class A Common Stock Certificate.

4.2(3)	Form of Yelp Inc.’s Class B Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	Fourth Amended and Restated Investor Rights Agreement, by and between Registrant, the investors listed on Schedules I and II thereto, dated January 22, 2010.

99.2(5)	Amended and Restated 2005 Equity Incentive Plan.

99.3(6)	Form of Option Agreement and Option Grant Notice under Amended and Restated 2005 Equity Incentive Plan.

99.4(7)	Amended and Restated 2011 Equity Incentive Plan.

99.5(8)	Forms of Option Agreement and Option Grant Notice under Amended and Restated 2011 Equity Incentive Plan.

99.6(9)	2012 Equity Incentive Plan.

99.7(10)	Form of Option Agreement and Grant Notice and RSU Award Agreement and Grant Notice under the 2012 Equity Incentive Plan.

99.8(11)	2012 Employee Stock Purchase Plan.

(1)	Filed as an Exhibit of the same number to Registrant’s Form 8-K (File No. 001-35444), filed with the Securities and Exchange Commission on March 9, 2012, and incorporated herein by reference.
(2)

Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(3)

Filed as an Exhibit of the same number to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(4)

Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(5)

Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(6)

Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(7)

Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(8)

Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(9)

Filed as Exhibit 10.16 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(10)

Filed as Exhibit 10.17 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(11)

Filed as Exhibit 10.18 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

ITEM 9.	UNDERTAKINGS

1.	The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

2.	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 19th of March, 2012.

YELP INC.

By:	/s/ Jeremy Stoppelman
Jeremy Stoppelman
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Rob Krolik and Laurence Wilson, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jeremy Stoppelman Jeremy Stoppelman	Chief Executive Officer and Director (Principal Executive Officer)	March 19, 2012

/s/ Geoff Donaker Geoff Donaker	Chief Operating Officer and Director	March 19, 2012

/s/ Rob Krolik Rob Krolik	Chief Financial Officer (Principal Financial and Accounting Officer)	March 19, 2012

/s/ Fred Anderson Fred Anderson	Director	March 19, 2012

/s/ Peter Fenton Peter Fenton	Director	March 19, 2012

/s/ Diane Irvine Diane Irvine	Director	March 19, 2012

/s/ Max R. Levchin Max R. Levchin	Director	March 19, 2012

/s/ Jeremy Levine Jeremy Levine	Director	March 19, 2012

/s/ Keith Rabois Keith Rabois	Director	March 19, 2012

EXHIBIT INDEX

Exhibit Number	Description

3.1(1)	Amended and Restated Certificate of Incorporation of Yelp Inc.

3.2(2)	Amended and Restated Bylaws of Yelp Inc.

4.1(3)	Form of Yelp Inc.’s Class A Common Stock Certificate.

4.2(3)	Form of Yelp Inc.’s Class B Common Stock Certificate.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

24.1	Power of Attorney (included on the signature page of this Form S-8).

99.1(4)	Fourth Amended and Restated Investor Rights Agreement, by and between Registrant, the investors listed on Schedules I and II thereto, dated January 22, 2010.

99.2(5)	Amended and Restated 2005 Equity Incentive Plan.

99.3(6)	Form of Option Agreement and Option Grant Notice under Amended and Restated 2005 Equity Incentive Plan.

99.4(7)	Amended and Restated 2011 Equity Incentive Plan.

99.5(8)	Forms of Option Agreement and Option Grant Notice under Amended and Restated 2011 Equity Incentive Plan.

99.6(9)	2012 Equity Incentive Plan.

99.7(10)	Form of Option Agreement and Grant Notice and RSU Award Agreement and Grant Notice under the 2012 Equity Incentive Plan.

99.8(11)	2012 Employee Stock Purchase Plan.

(1)	Filed as an Exhibit of the same number to Registrant’s Form 8-K (File No. 001-35444), filed with the Securities and Exchange Commission on March 9, 2012, and incorporated herein by reference.
(2)

Filed as Exhibit 3.4 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(3)

Filed as an Exhibit of the same number to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(4)

Filed as Exhibit 10.1 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(5)

Filed as Exhibit 10.2 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(6)

Filed as Exhibit 10.3 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(7)

Filed as Exhibit 10.4 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(8)

Filed as Exhibit 10.5 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(9)

Filed as Exhibit 10.16 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(10)

Filed as Exhibit 10.17 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.

(11)

Filed as Exhibit 10.18 to Registrant’s Registration Statement on Form S-1, as amended (File No. 333-178030), originally filed with the Securities and Exchange Commission on November 17, 2011, and incorporated herein by reference.